Exhibit 99.1

AGREEMENT OF JOINT FILING

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A Ordinary Shares of Burning Rock Biotech Limited shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Dated: February 13, 2024

LAV BIOSCIENCES FUND V SUB A, L.P

	By:	/s/ Yi Shi
	Name:	Yi Shi
	Title:	Managing Partner

LAV BIOSCIENCES FUND V, L.P.

	By:	/s/ Yi Shi
	Name:	Yi Shi
	Title:	Managing Partner

LAV STAR LIMITED

	By:	/s/ Yi Shi
	Name:	Yi Shi
	Title:	Managing Partner

LAV STAR OPPORTUNITIES LIMITED

	By:	/s/ Yi Shi
	Name:	Yi Shi
	Title:	Managing Partner

YI SHI

	By:	/s/ Yi Shi
	Name:	Yi Shi